Exhibit 21.1

SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Ardence, Inc.	Massachusetts
2	Ardence Delaware, Inc.	Delaware
3	Citrix Application Networking, LLC	Delaware
4	Citrix Development Corp.	Delaware
5	Citrix Gateways, Inc.	Delaware
6	Citrix Holanda B.V.	Netherlands
7	Citrix Offshore Investments, Ltd.*	Cayman Islands
8	Citrix Online Audio Services Group, LLC	Delaware
9	Citrix Online AUS Pty Ltd.	Australia
10	Citrix Online Conference Services Group, LLC	Delaware
11	Citrix Online Germany GmbH	Germany
12	Citrix Online Holdings GmbH	Switzerland
13	Citrix Online Ireland Limited	Ireland
14	Citrix Online LLC	Delaware
15	Citrix Online Service Provider Group, Inc.	Delaware
16	Citrix Online UK Ltd.	United Kingdom
17	Citrix Overseas Holdings, B.V.	Netherlands
18	Citrix R&D India Private Limited	India
19	Citrix Sistemas de Argentina, S.R.L.	Argentina
20	Citrix Sistemas de Chile Lda	Chile
21	Citrix Sistemas de Colombia SAS	Colombia
22	Citrix Sistemas de Mexico S. de RL de CV	Mexico
23	Citrix Sistemas do Brasil Ltda.	Brazil
24	Citrix Systems Asia Pacific Pty Ltd.*	Australia
25	Citrix Systems Australasia R&D Pty, Ltd.	Australia
26	Citrix Systems Belgium S.A.R.L.*	Belgium
27	Citrix Systems Canada, Inc.	Ontario
28	Citrix Systems Denmark ApS*	Denmark
29	Citrix Systems Finland Oy*	Finland
30	Citrix Systems France SARL*	France
31	Citrix Systems GmbH*	Austria
32	Citrix Systems GmbH*	Germany
33	Citrix Systems GmbH	Switzerland
34	Citrix Systems Holding LLC	Delaware
35	Citrix Systems Hong Kong Limited*	Hong Kong
36	Citrix Systems India Private Limited*	India
37	Citrix Systems Information Technology (Beijing) Ltd	China
38	Citrix Systems International GmbH	Switzerland
39	Citrix Systems Ireland Ltd*	Ireland
40	Citrix Systems Italia S.r.L.*	Italy
41	Citrix Systems Japan Kabushiki Kaisha*	Japan
42	Citrix Systems Japan R&D KK	Japan
43	Citrix Systems Korea Limited	Korea
44	Citrix Systems Netherlands, B.V.*	Netherlands
45	Citrix Systems Norway AS*	Norway
46	Citrix Systems Overseas Holding GmbH	Switzerland
47	Citrix Systems Poland Sp. Zo.o*	Poland
48	Citrix Systems R&D OOO	Russia
49	Citrix Systems (Research & Development) Ltd.	United Kingdom

	Subsidiary	Jurisdiction of Incorporation
50	Citrix Systems Singapore Pte Ltd.*	Singapore
51	Citrix Systems South Africa (Pty) Ltd.*	South Africa
52	Citrix Systems Spain, SL*	Spain
53	Citrix Systems Sweden AB*	Sweden
54	Citrix Systems UK Limited*	United Kingdom
55	Deterministic Networks, Inc.	California
56	DIANET GmbH	Germany
57	851 West Cypress Creek Road Acquisition LLC	Delaware
58	Jibe Networks, Inc.	Delaware
59	Keever Acquisition Corporation	Delaware
60	Orbital Data Corporation	Delaware
61	Paglo Labs Inc.	Delaware
62	Peninsula Investment Corp.	Delaware
63	Quicktree, Inc.	Delaware
64	Reflectent Software, Inc.	Delaware
65	SQA Technologies Private Ltd	India
66	Teros, Inc.	Delaware
67	Venturcom GmbH	Germany
68	VMLogix, Inc.	Delaware
69	XenSource, LLC	Delaware

*	Wholly-owned subsidiaries of Citrix Systems International GmbH